

Creating an Enhanced High-Performance Industrial Software Leader

Announcement Investor Call/Webcast



"Today's announcement marks an exciting new era. This transaction enables us to advance our position as a premier, highly diversified industrial software leader poised for significant growth, strong financial performance and a vehicle to drive future software acquisitions, while providing immediate cash value to AspenTech shareholders."



Antonio Pietri
President and Chief Executive Officer

Transaction Highlights

Full Asset Lifecycle

With Emerson's strong capabilities, new AspenTech will have an end-to-end software offering and be even better positioned to help customers improve their safety, reliability and production while reducing emissions.

Diversified End-Markets

With the additional capabilities of OSI Inc. and Geological Simulation Software, new AspenTech will expand into new, high growth end-markets.

Significant Synergy Opportunities

New AspenTech is expected to drive significant synergy opportunities by transitioning OSI Inc. and the Geological Simulation Software business to a token and subscription-based business model.

Best-in-Class Financial Profile

New AspenTech will be a leading player in the industrial software industry with scale and strong free cash flow generation to drive innovation and growth.

Strong Platform for Future Acquisitions

With an expanded solution set, broader global footprint and larger installed base, new AspenTech will have access to a wider range of acquisition and investment targets across industries, products and geographies.

New AspenTech Will Have Transformational Asset Lifecycle Optimization Opportunities Across Diverse Industries


ENGINEERING / MODELING AND DESIGN
OPTIMIZE PRODUCTION AND OPERATIONS
ASSET PERFORMANCE MANAGEMENT
Process
Hybrid*
Power Transmission & Distribution
Geological Simulation
Processing & Imaging
Formation Evaluation
Geologic Modeling
Reservoir Engineering
Production Modeling & Optimization
aspentech
aspentech
OSI Inc.
SCADA
DERMS
Outage Management
Network Management
Substation Automation
Generation Management
Distribution Management

* Includes Life Sciences, Metals & Mining, Food & Beverage, and Pulp & Paper


Press Releases

October 11, 2021

Emerson to Accelerate Software Strategy to Capitalize on High Growth Industry Verticals and Technology Segments in Transaction with AspenTech

Contacts

Media Contact

Andrew Cole/Chris Kittredge/Frances Jeter
Sard Verbinnen & Co.
Aspentech-SVC@sardverb.com

Investor Contact

Brian Denyeau
ICR
Brian.Denyeau@icrinc.com